NUVEEN OPEN-END FUNDS

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENTS

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager “) and Nuveen Asset Management, LLC, a Delaware limited liability company (the “Sub-Adviser”) have entered into Sub-Advisory Agreements (the “Agreements”), pursuant to which the Sub-Adviser furnishes investment advisory services to various open-end funds as listed on attached Schedule A (Nuveen Open-End Funds); and

WHEREAS, pursuant to the terms of each Agreement, the Agreement shall continue in force from year to year, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Directors/Trustees of each Open-End Fund, including the independent Directors/Trustees, at a meeting called in part for the purpose of reviewing the Agreements, have approved the continuance of each Agreement with respect to each Portfolio until August 1, 2017, in the manner required by the Investment Company Act of 1940.

Dated as of July 28, 2016

NUVEEN FUND ADVISORS, LLC

By:	/s/ Gifford R. Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

By:	/s/ Kevin J. McCarthy
Executive Vice President

ATTEST:

/s/ Virginia O’Neal

Schedule A

NUVEEN MUNICIPAL TRUST
Nuveen All-American Municipal Bond Fund
Nuveen High Yield Municipal Bond Fund
Nuveen Inflation Protected Municipal Bond Fund
Nuveen Intermediate Duration Municipal Bond Fund
Nuveen Limited Term Municipal Bond Fund
Nuveen Short Duration High Yield Municipal Bond Fund
Nuveen Strategic Municipal Opportunities Fund

NUVEEN MULTISTATE TRUST I
Nuveen Arizona Municipal Bond Fund
Nuveen Colorado Municipal Bond Fund
Nuveen Maryland Municipal Bond Fund
Nuveen New Mexico Municipal Bond Fund
Nuveen Pennsylvania Municipal Bond Fund
Nuveen Virginia Municipal Bond Fund

NUVEEN MULTISTATE TRUST II
Nuveen California High Yield Municipal Bond Fund
Nuveen California Municipal Bond Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund

NUVEEN MULTISTATE TRUST III
Nuveen Georgia Municipal Bond Fund
Nuveen Louisiana Municipal Bond Fund
Nuveen North Carolina Municipal Bond Fund
Nuveen Tennessee Municipal Bond Fund

NUVEEN MULTISTATE TRUST IV
Nuveen Kansas Municipal Bond Fund
Nuveen Kentucky Municipal Bond Fund
Nuveen Michigan Municipal Bond Fund
Nuveen Missouri Municipal Bond Fund
Nuveen Ohio Municipal Bond Fund
Nuveen Wisconsin Municipal Bond Fund

NUVEEN INVESTMENT TRUST
Nuveen Concentrated Core Fund
Nuveen Core Dividend Fund
Nuveen Equity Market Neutral Fund
Nuveen Global Total Return Bond Fund
Nuveen Large Cap Core Fund
Nuveen Large Cap Core Plus Fund
Nuveen Large Cap Growth Fund
Nuveen Large Cap Value Fund
Nuveen U.S. Infrastructure Bond Fund (until August 19, 2016)

NUVEEN INVESTMENT TRUST II
Nuveen Equity Long/Short Fund
Nuveen Growth Fund
Nuveen International Growth Fund

NUVEEN INVESTMENT TRUST V
Nuveen Gresham Diversified Commodity Strategy Fund
Nuveen Gresham Long/Short Commodity Strategy Fund
Nuveen Preferred Securities Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST
Municipal Total Return Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC.
Nuveen Core Bond Fund
Nuveen Core Plus Bond Fund
Nuveen Dividend Value Fund
Nuveen Equity Index Fund
Nuveen Global Infrastructure Fund
Nuveen High Income Bond Fund
Nuveen Inflation Protected Securities Fund
Nuveen Intermediate Government Bond Fund
Nuveen International Select Fund
Nuveen Large Cap Growth Opportunities Fund
Nuveen Large Cap Select Fund
Nuveen Mid Cap Growth Opportunities Fund
Nuveen Mid Cap Index Fund
Nuveen Mid Cap Value Fund
Nuveen Minnesota Intermediate Municipal Bond Fund
Nuveen Minnesota Municipal Bond Fund
Nuveen Nebraska Municipal Bond Fund
Nuveen Oregon Intermediate Municipal Bond Fund
Nuveen Real Asset Income Fund
Nuveen Real Estate Securities Fund
Nuveen Short Term Bond Fund

Nuveen Short Term Municipal Bond Fund
Nuveen Small Cap Growth Opportunities Fund
Nuveen Small Cap Index Fund
Nuveen Small Cap Select Fund
Nuveen Small Cap Value Fund
Nuveen Strategic Income Fund
Nuveen Tactical Market Opportunities Fund

NUVEEN STRATEGY FUNDS, INC.
Nuveen Strategy Aggressive Growth Allocation Fund
Nuveen Strategy Balanced Allocation Fund
Nuveen Strategy Conservative Allocation Fund
Nuveen Strategy Growth Allocation Fund